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                              EMPLOYMENT AGREEMENT

         This EMPOLOYMENT AGREEMENT is made as of the 13th day of October 1997 by and between J.G. WENTWORTH & COMPANY, INC., a Delaware corporation (the "Corporation"), and Michael B. Goodman (the "Executive").

                              W I T N E S S E T H :

         The Corporation wishes to continue to employ Executive and Executives wishes to continue in the employ of the Corporation on the terms and conditions contained in this Agreement.

         NOW THEREFORE, in consideration of the facts, mutual promises and covenants contained herein and intending to be legally bound hereby, Corporation and Executive agree as follows:

         1. Position and Responsibilities.

                  1.1. The Executive shall serve in an executive capacity as Executive Vice President and Chief Operating Officer of the Corporation. The Executive shall perform such functions and undertake such responsibilities as are customarily associated with such capacity. The Executive shall hold such directorships and executive officerships in the Corporation and any subsidiary to which, from time to time, he may be elected or appointed during the term of this Agreement.

                  1.2. The Executive shall devote his full time and best efforts to the business and affairs of the Corporation and to the promotion of its interests.

                  1.3. The principal executive offices of the Corporation shall be maintained in Philadelphia, Pennsylvania and the Executive shall not be required to relocate outside Philadelphia, Pennsylvania, without his prior consent.

         2. Term of Employment.

                  2.1. The term of employment shall be three (3) years, commencing with the date hereof, unless sooner terminated as provided in this Agreement. The initial term of employment and any extension thereof is herein referred to as the "Term."

                  2.2. Notwithstanding the provisions of Section 2.1 hereof, the Corporation shall have the right, on written notice to the Executive, to terminate the Executive's employment for Cause, such termination to be effective as of the date on which notice is given or as of such later date otherwise specified in the notice.

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         2.3. For purposes of this Agreement, the term "Cause" shall mean any of the following actions by the Executive: (a) failure to comply with any of the material terms of this Agreement, which shall not be cured within 30 days after written notice; (b) engagement in gross misconduct injurious to the Corporation which shall not be cured within 30 days after written notice; (c) knowing and willful neglect or refusal to attend to the material duties reasonably assigned to him by the Board of Directors of the Corporation, which shall not be cured within 30 days after written notice; (d) intentional misappropriation of property of the Corporation to the Executive's own use; (e) the commission by the Executive of an act of embezzlement; (f) Executive's conviction for a felony or (g) Executive's engaging in any activity which would constitute a material conflict of interest with the Corporation, which shall not be cured within 30 days after written notice. If the provisions contained in subsections (a),(b),
(c) or (g) above cannot be cured within 30 days due to the nature of the breach, the cure period shall then be extended for a reasonable period of time; provided, however, the Executive undertakes and continues in good faith to cure the same.

                  2.4. No later than six (6) months prior to the end of the Term, the Corporation and the Executive shall meet to discuss the terms and conditions of an extension of the Term. If the Term of this Agreement shall not be extended, at the end of the Term the Corporation shall pay as severance pay to Executive his salary at the rate in effect as of the termination for a period of six months after the termination in accordance with the Corporation's normal payroll practices;

                  2.5. If the Executive's employment with the Corporation shall be terminated (a) by the Corporation other than pursuant to Sections 2.2, 4.1 or
4.2 hereof or (b) by the Executive for Good Reason (as defined herein), then the Corporation shall continue to provide or pay to the Executive for the balance of the Term of this Agreement, the salary, bonus and benefits received by the Executive prior to such termination. The Executive shall have the right for a period of 30 days after the occurrence of a Good Reason event to terminate this Agreement for Good Reason.

                  2.6. For purposes of this Agreement, the term "Good Reason" shall mean any of the following: (a) the assignment to the Executive by the Corporation of duties inconsistent with, or a material reduction in the nature of, Executive's responsibilities hereunder; (b) a reduction by the Corporation in the Executive's base salary as in effect on the later of the date of this Agreement or the last date on which base salary is increased; (c) a relocation of the Executive's place of employment outside of Philadelphia, Pennsylvania without Executive's prior consent; (d) a reduction in amount of bonus which may be earned by the Executive; (e) (i) prior to a Change in Control, failure of the Corporation to continue to maintain the same medical benefit plans covering the Executive as are made available to other senior executives of the Corporation or
(ii) after a Change in Control, failure of the Corporation to continue to maintain at least the same medical benefits covering the Executive as were made available to him immediately prior to the Change in Control; or (f) failure by the Corporation to comply with any of the material terms of this Agreement, which shall not have been cured within 30 days after

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written notice thereof.

         3. Compensation.

                  3.1. The Corporation shall pay or cause J.G. Wentworth and Company, Inc., a Pennsylvania corporation ("JGW"), to pay to the Executive for the services to be rendered by the Executive hereunder a salary at the rate of $195,000 per annum. The salary shall be payable in equal installments in accordance with the Corporation's normal payroll practices. Such salary will be reviewed at least annually and shall be increased (but not decreased) by the Compensation Committee of the Board of Directors of the Corporation in such amount as determined in its sole discretion. In addition, the salary each year shall be increased by the percentage increase in the United States Consumer Price Index for all Urban Consumers (for Philadelphia-Atlantic City- Wilmington, PA-NJ-DE CSMA) - All Items (1982-84=100) published by the United States Department of Labor, Bureau of Labor Statistics (or if such index is not available, a comparable index published by the United States Department of Labor) for the year preceding such year over the prior year.

                  3.2 The Corporation shall pay or cause JGW to pay to Executive an annual bonus calculated in accordance with Schedule A attached hereto. The bonus shall be payable to Executive in a single lump sum no later than 90 days after the end of each fiscal year.

                  3.3 Within ninety (90) days after the date of this Agreement, the Corporation shall issue to Executive, under the terms of the Company's 1997 Stock Incentive Plan, stock options to purchase 50,000 shares of the Corporation's Common Stock.

                  3.4. The Executive shall be entitled to participate in, and receive benefits from, any insurance, medical, disability, bonus, incentive compensation or other employee benefit plan, if any are adopted, of the Corporation or any subsidiary which may be in effect at any time during the course of his employment by the Corporation and which shall be generally available to the Executive on terms no less favorable than to other senior executives of the Corporation or its subsidiaries. At the option of Executive, in lieu of participation the Corporation's group medical plan, the Executive shall be entitled to reimbursement for the full cost of the medical and disability insurance plans of the Executive's choice, provided that the costs incurred by the Corporation for such reimbursement shall not exceed $25,000 per annum in excess of the normal costs of Executive's participation in the Corporation's group benefit plans.

                  3.5. The Corporation agrees to reimburse the Executive for all reasonable and necessary business expenses incurred by him on behalf of the Corporation in the course of his duties hereunder upon the presentation by the Executive of appropriate vouchers therefor.

                  3.6. The Executive will be entitled each year of this Agreement to a paid vacation of four weeks, no more than half of which may be carried forward to future years.

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                  3.7. The Corporation agrees to reimburse the Executive for all reasonable costs and expenses incurred by Executive related to any one or more of the following: (i) health and fitness club membership fees and dues; (ii) country club annual membership fees and dues; and (iii) all costs and expenses related to the purchase, maintenance and operation of, including without limitation maintenance of insurance related to, one motor vehicle of Executive's choice.

                  3.8. In addition to any rights of Executive to indemnification and reimbursement of costs of litigation set forth in the Corporation's by-laws or by separate agreement, Executive shall have the right, in connection any proceeding giving rise to such right of indemnification, to reimbursment from the Corporation for the reasonable fees and expenses of separate counsel of the Executive's choice, such counsel being reasonably acceptable to the Corporation.

                  3.9. Upon termination of this Agreement for Cause or due to the death or incapacity of the Executive (as defined in Section 4.1), the Executive (or his estate) shall be entitled to all compensation (including pro rata bonus) and benefits accrued and unpaid up to the date of termination.

                  3.10. The Executive shall not be required to mitigate damages or the amount of any payment provided to him under this Agreement by seeking other employment or otherwise, except as provided in Section 2.4 hereof.

         4. Death.

                  4.1. In the event of the death of the Executive during the term hereof, the employment hereunder shall terminate on the date of death of the Executive.

                  4.2. In the event the employment of Executive is terminated by the Corporation as the result of the death of the Executive, the Corporation agrees to continue to pay the Executive (or his estate) his then rate of salary for a period of one year after such termination.

         5. Other Activities During Employment; Non-Competition; Solicitation.

                  5.1. The Executive shall not during the term of this Agreement undertake or engage in any other employment, occupation or business enterprise. Subject to compliance with the provisions of this Agreement, the Executive may engage in charitable, civic, fraternal and trade activities and reasonable activities with respect to personal investments of the Executive and may serve as a director of other corporations provided that such service as director shall not entail any management duties and that any such activities or services shall not materially interfere with the performance of Executive's duties hereunder.

                  5.2. During Executive's employment, neither the Executive nor any entity in which he may be interested as a partner, trustee, director, officer, employee, shareholder,

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option holder, lender of money, guarantor or consultant shall be engaged directly or indirectly in any business engaged in by the Corporation in any area where the Corporation, or any subsidiary, conducts such business at any time during this Agreement; provided, however, that the foregoing shall not be deemed to prevent the Executive from investing in securities if such class of securities in which the investment is so made is listed on a national securities exchange or is issued by a company registered under Section 12(g) of the Securities Exchange Act of 1934, so long as such investment holdings do not, in the aggregate, constitute more than 5% of the voting stock of any company's securities.

                  5.3. The Executive will not at any time during his employment with the Corporation, solicit (or assist or encourage the solicitation of) any employee of the Corporation or any of its subsidiaries or affiliates to work for Executive or for any business, firm, corporation or other entity in which the Executive, directly or indirectly, in any capacity described in Section 5.2 hereof, participates or engages (or expects to participate or engage) or has (or expects to have) a financial interest or management position.

                  5.4. The Executive shall not at any time during this Agreement or for a period of one year after the termination hereof directly or indirectly divulge, furnish, use, publish or make accessible to any person or entity any Confidential Information (as hereinafter defined). Any records of Confidential Information prepared by the Executive or which come into Executive's possession during this Agreement are and remain the property of the Corporation and upon termination of Executive's employment all such records and copies thereof shall be either left with or returned to the Corporation.

                  5.5. The term "Confidential Information" shall mean information disclosed to the Executive or known, learned, created or observed by him as a consequence of or through his employment by the Corporation, not generally known in the relevant trade or industry, about the Corporation's business activities, services and processes, including but not limited to information concerning advertising, sales promotion, publicity, sales data, research, finances, accounting, methods, processes, business plans, broker or correspondent lists and records and potential broker or correspondent lists and records.

         6. Assignment. The Corporation shall require any successor or assign to all or substantially all the assets of the Corporation (whether by merger or by acquisition of stock, assets or otherwise) prior to consummation of any transaction therewith, to expressly assume and agree to perform in writing this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession or assignment had taken place. This Agreement shall inure to the benefit of and be binding upon the Corporation, its successors and assigns, and upon the Executive and his heirs, executors, administrators and legal representatives. This Agreement shall not be assignable by the Executive.

         7. Change in Control. Upon the occurrence of a "Change in Control" (as hereinafter defined) of the Corporation, Executive may at his election, at any time within six


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months thereafter, terminate this Agreement, and Executive shall be entitled to the following compensation, in lieu of any other compensation and bonuses provided herein:

                  (a) The Corporation shall pay as severance pay to Executive, no later than the fifth day following the termination, a lump sum severance payment equal to (i) 100% of Executive's salary for the greater of two (2) years or the balance of the Term, at the rate in effect as of the termination, and
(ii) any bonuses due to the Executive pursuant to Section 3.1. through the end of the fiscal quarter in which such termination was so effective.

                  (b) For 18 months after such termination, the Corporation shall use its best efforts to arrange to provide Executive with group health benefits substantially similar to those which Executive was receiving immediately prior to the termination. Benefits otherwise receivable by the Executive pursuant to this paragraph (b)shall be reduced to the extent comparable benefits are actually received by Executive during such period.

                  (c) Executive shall not be required to mitigate the amount of any payment provided for in this Section 7 by seeking employment or otherwise.

                  (d) In the event that any payment or benefit received or to be received by Executive in connection with a Change in Control of the Corporation or the termination of Executive's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Corporation, any person whose actions result in a Change in Control or any person affiliated with the Corporation or such person) (collectively the "Total Payments") would not be deductible (in whole or in part) as a result of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), by the Corporation, an affiliate or other person making such payment or providing such benefit, the payments or benefits shall be so reduced until no portion of the Total Payments is not deductible. Executive shall be entitled to elect which payments or benefits shall be so reduced. For purposes of this limitation, (1) no portion of the Total Payments the receipt or enjoyment of which Executive shall have effectively waived in writing prior to the date of payment shall be taken into account, (2) no portion of the Total Payments shall be taken into account which in the opinion of tax counsel selected by the Corporation's independent auditors and acceptable to Executive does not constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code, and (3 )the value of any noncash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Corporation's independent auditors in accordance with the principles of Sections 280(d)(3) and (4) of the Code.

                  (e) For purposes hereof, a "Change in Control" shall be deemed to have occurred if (a) Executive, James D. Delaney, Edward S. Stone and Gary Veloric (collectively, the "Principal Stockholders") shall cease to be the owners of at least 25% of the outstanding shares of common stock of the Corporation, (b) if the Corporation shall sell all or substantially all its assets, or (c) if the Corporation shall merge or consolidate with another entity and as a result thereof the Principal Stockholders cease to be the owners, either directly or

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indirectly, of at least 25% of the outstanding shares of common stock of the entity surviving the merger or consolidation.

                  (f) The Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by the Executive on, after or in connection with a Change in Control as statements therefor are received (whether or not the Executive is successful) as a result of (a) the Executive's termination or non-renewal of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or non-renewal of employment), (b) the Executive seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Company under which the Executive is or may be entitled to receive benefits or (c) in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code to any payment or benefit provided hereunder.

         8. No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement, except as provided in Section 6 hereof.

         9. Headings. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

         10. Interpretation. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held by a court of competent jurisdiction to be unenforceable because it is excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

         11. Notices. All notices under this Agreement shall be in writing and shall be deemed to have been given at the time when mailed by registered or certified mail, addressed to the address below stated of the party to which notice is given, or to such changed address as such party may have fixed by notice:

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                  To the Corporation:

                           J.G. Wentworth & Company, Inc.
                           The Graham Building, 10th Floor
                           15th and Ranstead Streets
                           Philadelphia, PA 19102
                           Attn:  President

                                   - copy to -

                           Wolf, Block, Schorr and Solis-Cohen LLP
                           Twelfth Floor Packard Building
                           111 South 15th Street
                           Philadelphia, PA 19102-2678
                           Attn: Robert C. Jacobs, Esq.

                  To the Executive:

                           Michael B. Goodman
                           320 McKendiman Road
                           Medford, NJ 08055

provided, however, that any notice of change of address shall be effective only upon receipt.

         12. Waivers. If either party should waive any breach of any provision of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

         13. Complete Agreement; Amendments. The foregoing is the entire agreement of the parties with respect to the subject matter hereof and may not be amended, supplemented, canceled or discharged except by written instrument executed by both parties hereto.

         14. Equitable Remedies. The Executive acknowledges that he has been employed for his unique talents and that his leaving the employ of the Corporation would seriously hamper the business of the Corporation and that the Corporation will suffer irreparable damage if any provisions of Section 5 hereof are not performed strictly in accordance with their terms or are otherwise breached. The Executive hereby expressly agrees that the Corporation shall be entitled as a matter of right to injunctive or other equitable relief, in addition to all other remedies permitted by law, to prevent a breach or violation by the Executive and to secure enforcement of the provisions of
Section 5. Resort to such equitable relief, however, shall not constitute a waiver or any other rights or remedies which the Corporation may have.

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         15. Governing Law. This Agreement is to be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of law.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    J.G. WENTWORTH & COMPANY, INC.


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                       -----------------------------------------
                                       Michael B. Goodman

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